Exhibit 107
Calculation of Filing Fee Table
FORM S-8
(Form Type)
GROVE COLLABORATIVE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(h)	3,913,149	$1.58	$6,182,775.42	0.00015310	$946.58
2	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(h)	397,847	$1.35	$537,093.45	0.00015310	$82.23
	Total Offering Amounts					$6,719,868.87		$1,028.81
	Total Fee Offsets							$-
	Net Fee Due							$1,028.81
Offering Notes
1
(a)    Grove Collaborative Holdings, Inc., a Delaware corporation (the “Registrant”), is registering 3,913,149 shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), that may be issued under the Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan (the “2022 Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the 2022 Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(b)    The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on March 12, 2025.

(c)    The number of shares listed in row 1 represents shares of Common Stock that may be issued under the 2022 Plan.

2
(a)    The Registrant is registering 397,847 shares of Common Stock that may be issued under the Grove Collaborative Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”). Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the ESPP relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(b)    The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on March 12, 2025, multiplied by 85%, which is the percentage of the price per share applicable to purchasers under the ESPP.

(c)    The number of shares listed in row 2 represents shares of Common Stock that may be issued under the ESPP.